

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information extracted from the
     Consolidated Balance Sheet and Consolidated Income Statement of GATC and is
     qualified in its entirety by reference to such financial statements.
</LEGEND>

<MULTIPLIER>                                    1,000,000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                     DEC-31-1996
<PERIOD-START>                        JAN-01-1996
<PERIOD-END>                          DEC-31-1996
<CASH>                                         21
<SECURITIES>                                    0
<RECEIVABLES>                                  89
<ALLOWANCES>                                    5
<INVENTORY>                                     0
<CURRENT-ASSETS>                                0 <F1>
<PP&E>                                       3814
<DEPRECIATION>                               1559
<TOTAL-ASSETS>                               3062
<CURRENT-LIABILITIES>                           0 <F1>
<BONDS>                                      1338 <F2>
<PREFERRED-MANDATORY>                           0
<PREFERRED>                                     0
<COMMON>                                        0
<OTHER-SE>                                    774
<TOTAL-LIABILITY-AND-EQUITY>                 3062
<SALES>                                         0
<TOTAL-REVENUES>                              763
<CGS>                                           0
<TOTAL-COSTS>                                 336 <F3>
<OTHER-EXPENSES>                              139 <F4>
<LOSS-PROVISION>                                0
<INTEREST-EXPENSE>                            118
<INCOME-PRETAX>                               107 <F5>
<INCOME-TAX>                                   41
<INCOME-CONTINUING>                            80
<DISCONTINUED>                                  0
<EXTRAORDINARY>                                 0
<CHANGES>                                       0
<NET-INCOME>                                   80
<EPS-PRIMARY>                                   0
<EPS-DILUTED>                                   0

<F1> Not applicable because GATC has an unclassified balance sheet.
<F2> This value consists of two components: Long-term debt of 1,230 million and
     Capital Lease Obligations of 108 million. Short-term debt is not included in this calculation.
<F3> This value represents Operating Expenses on the Condolidated Income
     Statement.
<F4> This value consists of the Provision for Depreciation and Amortization on
     the Consolidated Income Statement.
<F5> This value represents Income Before Income Taxes and Equity in Net Earnings
     of Affiliates.



